Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-120132, File No. 333-115423, File No. 33-64647, File No. 333-66562, File No. 33-57268) of Tredegar Corporation of our report dated February 29, 2016 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP
Richmond, Virginia
March 9, 2016